AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement is made as of the 20th day of May, 1997 by and among Global Media Corp., a Nevada corporation (hereinafter referred to as "Global"), Westcoast Wireless Cable Ltd., a British Columbia corporation (hereinafter referred to as "WWC"), and is based on the following:


                                PREMISES

     A. This Agreement provides for the exchange of all of the outstanding common stock of WWC for shares of common voting stock of Global, all for the purpose of effecting a tax-free reorganization pursuant to Sections 354, 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

     B. The Boards of Directors of WWC and Global have agreed, subject to the conditions set forth in this Agreement, and by these premises do hereby evidence their agreement, that it is desirable and in the best interests of said corporations and their stockholders, that WWC be held as a wholly-owned subsidiary of Global. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the exchange of the shares of WWC into shares of Global.


                                AGREEMENT

     Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:


                               ARTICLE 1

          REPRESENTATIONS, COVENANTS AND WARRANTIES OF GLOBAL


     As an inducement to, and to obtain the reliance of WWC, Global represents and warrants as follows:

     1.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Global (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada; (ii) is qualified or authorized to do business as foreign corporations and are in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate their properties and carry on their business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     1.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Prior to execution of this Agreement by both parties Global has furnished to WWC's representatives complete and correct copies of (i) their Certificates of Incorporation, as amended to date, and (ii) their Bylaws, as amended to date. Global's Certificate of Incorporation and Bylaws are in full force and effect, and they are not in violation of any of the provisions thereof.

     1.3 CAPITALIZATION. The authorized capital stock of Global consists solely of 200,000,000 shares of Common Stock, $0.001 par value, (the "Global Common Stock"), of which, on the date hereof 10,000,000 shares are issued and outstanding and no shares are held in the treasury of Global. At the Closing of this Agreement, 8,000,000 shares of Global Common Stock will have been lawfully and validly issued to the Shareholder of WWC. All of such issued and outstanding shares of the Global Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were not issued in violation of the preemptive or other rights of any person.

     1.4 OPTIONS, WARRANTS, RIGHTS, ETC. Global does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of Global Common Stock, nor any instruments or obligations to confer or create such rights.

     1.5 SUBSIDIARIES. Global has no subsidiaries and Global does not own a controlling interest in any capital stock of any corporation.

     1.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Global.

     1.7 TAX MATTERS. On or before Closing, Global will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed; Global will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30-day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of Global delivered to WWC are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, Global will provide true and accurate copies of all tax returns filed for the last three fiscal years, together with a balance sheet and income statement as of the date of this Agreement. The balance sheet and income statement of Global shall be updated through Closing.

     1.8 COMPLIANCE WITH APPLICABLE LAWS. The conduct by Global of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Global proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     1.9 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Global, threatened, against, relating to or affecting Global or any of their properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Global is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Global, or the transactions contemplated by this Agreement. Neither Global nor any officer, director, partner or employee of Global, have been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Global. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Global to take any material action of any kind or to which Global or their respective business, properties or assets are subject or bound. Global is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree or any court which would have a materially adverse impact upon Global's operations or affairs.

     1.10 OTHER INFORMATION. Global does not presently have any material contractual commitments, non-executive officer employees or employee benefit commitments. In addition, none of the information and documents made or to be made available by Global or any of its representatives to WWC or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     1.11 FINANCIAL STATEMENTS. Global has delivered or will deliver prior to Closing, to WWC financial statements for its most recent fiscal year ended December 31, 1996. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of Global as of the date thereof and for the periods indicated in such statements. The Balance Sheets of Global included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of Global as of their respective dates. As of the date of such financial statements, Global has no obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

     1.12 NO ADVERSE CHANGES. Since the date of Global's most recent financial statements, there has been no material adverse change in Global's financial condition, assets, liabilities, or business.

     1.13 SHAREHOLDER LIST. Upon the closing of this Agreement, Global shall furnish to WWC a true and complete list of all shareholders of Global, including name, address, telephone number, and relationship of any beneficial or indirect interests known to Global or its officers, directors, or advisors, of greater than 5,000 shares individually and/or in the aggregate of such beneficial or indirect interests.

                                ARTICLE 2

            REPRESENTATIONS, COVENANTS AND WARRANTIES OF WWC


     As an inducement to, and to obtain the reliance of Global, WWC represents and warrants as follows:

     2.1 ORGANIZATION, GOOD STANDING, POWER, ETC. WWC (i) is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Upon execution of this Agreement by both parties, WWC will furnish to Global's representatives a complete and correct copy of (i) WWC's Certificate of Incorporation, as amended to date; and (ii) WWC's Bylaws, as amended to date. WWC's Certificate of Incorporation and Bylaws are in full force and effect, and WWC is not in violation of any of the provisions thereof.

     2.3 CAPITALIZATION. By Closing the authorized capital stock of WWC will consist solely of 10,000 Class A Common Shares with a par value of $0.01 per share; 10,000 Class B Common Shares without par value; 10,000 Class C Common Shares with a par value of $1.00 per share; 10,000 Class D Common Shares with a par value of $1.00 per share; 100,000 Class E
Preferred Shares with a par value of $100.00 per share;   100,000 Class F
Preferred Shares with a par value of $0.01 per share; 100,000 Class G Preferred Shares with a par value of $0.01 per share; and 100,000 Class H Preferred Shares with a par value of $0.01 per share. As of the date hereof one (1) share of Class A Common Stock is issued and outstanding and no shares are held in the treasury of WWC. All of such issued and outstanding shares of WWC Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

     2.4 OPTIONS, WARRANTS, RIGHTS, ETC. WWC does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of the WWC Common Stock, nor any instruments or obligations to confer or create such rights.

     2.5 SUBSIDIARIES. WWC does not have any subsidiaries and does not own a controlling interest in any capital stock of any corporation.

     2.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by WWC.

     2.7 FINANCIAL STATEMENTS. WWC has delivered or will deliver prior to Closing, to Global financial statements for its most recent fiscal year ended July 31, 1996. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of WWC as of the date thereof and for the periods indicated in such statements. The Balance Sheets of WWC included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of WWC as of their respective dates. As of the date of such financial statements, WWC has no obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

     2.8 MATERIAL CONTRACTS. There has not occurred any default by WWC or any event which with the lapse of time or the election of any person other than WWC, or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of WWC.

     2.9 PERMITS, LICENSES, ETC. WWC has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted.

     2.10 COMPLIANCE WITH APPLICABLE LAWS. The conduct by WWC of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of WWC, proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     2.11 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of WWC threatened, against, relating to or affecting WWC or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of WWC is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of WWC, or the transactions contemplated by this Agreement. Neither WWC nor any officer, director, partner or employee of WWC, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by WWC. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring WWC to take any material action of any kind or to WWC or its respective business, properties or assets are subject or bound. WWC is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon WWC's operations or affairs.

     2.12 OTHER INFORMATION. None of the information and documents which have been furnished or made available by WWC or any of its representatives to Global or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     2.13 INVESTMENT REPRESENTATION. The WWC shareholder is acquiring the shares of Global Common Stock issuable hereunder for his own account and agrees not to distribute such Shares within the meaning of the Securities Act of 1933 (the 1933 Act) unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for Global. Each certificate for Shares shall be stamped or otherwise imprinted with the following or a substantially similar legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to Global that an exemption from such registration is available."

     By execution of this Agreement the WWC shareholder represents that he has sufficient investment sophistication and ability to take the financial risks associated with this transaction and those representations contained in this Section 2.13, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law. The foregoing notwithstanding, the Shares issuable hereunder may be registered in the name of or transferred to family members, trusts and other related parties.


                                ARTICLE 3

                            PLAN OF EXCHANGE

     3.1 THE EXCHANGE. The issued and outstanding shares of common stock of WWC shall be converted into shares of Global Common Stock as follows:

          (a) The single share of WWC Common Stock outstanding on the Closing Date shall be converted into 8,000,000 shares of Global Common Stock. The exchanged Global Common Stock shall thereupon be validly issued and outstanding, fully paid, and non-assessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

          (b) At the Closing the holder of the outstanding certificate which prior thereto represented shares of WWC Common Stock shall on surrender said certificate and receive in exchange therefor a certificate or certificates representing the 8,000,000 shares of Global Common Stock.

          (c) As additional consideration of the single share of WWC Common Stock, Global shall pay $100,000.00 U.S. To the WWC Shareholder at closing.

     3.2 CLOSING. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than May 30,

1997 (herein called the "Closing Date"), at the offices of WWC, 102-1975 Lonsdale Avenue, North Vancouver, B.C. V7M 2K3 or such other time and location as the parties may mutually agree.

     3.3 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     3.4 DIRECTORS OF GLOBAL. Effective on the Closing Date of this transaction, the Board of Directors of Global shall consist of the individuals named by WWC in Section 3.5 hereof, and the existing directors of Global and any others shall have submitted their resignations to take effect at closing.


     3.5 OFFICERS OF GLOBAL. Effective on the Closing Date of this transaction all existing executive officers and employees of Global shall have submitted their resignations effective on Closing, and the Board shall have elected new officers of Global to consist of the following persons:


     NAME                     OFFICE

     Michael Metcalfe         President, Chief Executive Officer


                              Secretary


                              Executive Vice President, Chief Financial
                              Officer, Treasurer



                                ARTICLE 4

             CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

     4.1 WWC'S CLOSING CONDITIONS. The obligations of WWC hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before May 30, 1997.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Global made pursuant to Article 2.1 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. Global shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of Global, any materially adverse change in Global's financial condition, assets, liabilities or business.

     4.2 GLOBAL'S CLOSING CONDITIONS. The obligations of Global hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before May 30, 1997.


          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of WWC made pursuant to Section 2.2 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. WWC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of WWC, any materially adverse change in WWC's financial condition, assets, liabilities or business.


                                ARTICLE 5

                              MISCELLANEOUS

          5.1 EXPENSES AND FURTHER ASSURANCES. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry-out the intent of this Agreement.

          5.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

          5.3 SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

          5.4 GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof.

     5.5 SECTION AND OTHER HEADINGS. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     5.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     5.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     5.9 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

Global Media Corp.                 Westcoast Wireless Cable, Ltd.



By: /s/                            By: /s/ MICHAEL METCALFE
   -----------------------------      ------------------------------
    President                          Michael Metcalfe,
                                       President and Sole Shareholder